UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2020
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The Providence Service Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4700 South Syracuse Street, Suite 440 Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 888-5800

Not Applicable
(Former name or former address, if changed since last report)
______________________

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	PRSC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 4, 2020, The Providence Service Corporation (“Providence”) issued $500,000,000 in aggregate principal amount of 5.875% senior notes due 2025 (the “Notes”). The Notes were issued pursuant to an indenture, dated November 4, 2020 (the “Indenture”), between Providence and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

Providence intends to use the proceeds from the Notes, together with borrowings under its credit facility and cash on hand, to (i) pay the consideration in connection with the acquisition of OEP AM, Inc., a Delaware corporation, doing business as Simplura Health Group (“Simplura” and, together with its subsidiaries, the “Simplura Group”), (ii) repay in full substantially all debt for borrowed money of the Simplura Group (together with the termination of all commitments and the release and discharge of all security interests and guarantees related thereto), and (iii) pay fees and expenses incurred in connection with the transactions described in clauses (i) and (ii).

Providence deposited the gross proceeds of the issuance of the Notes into a segregated escrow account until the date that certain escrow release conditions are satisfied. Among other things, the escrow conditions include the consummation of the acquisition of the Simplura Group. Prior to the satisfaction of the escrow release conditions, the Notes will not be guaranteed and will be Providence’s senior secured obligations, secured by a first-priority security interest in the escrow account and all deposits and investment property therein. Following satisfaction of the escrow release conditions, the Notes will be jointly and severally and unconditionally guaranteed on a senior basis by certain of Providence’s then current and future wholly owned domestic restricted subsidiaries, including certain of the Simplura Group entities.

The Notes are Providence’s senior unsecured obligations and will rank senior in right of payment to all of Providence’s future subordinated indebtedness, rank equally in right of payment with all of Providence’s existing and future senior indebtedness, be effectively subordinated to any of Providence’s existing and future secured indebtedness, including indebtedness under Providence’s credit facility, to the extent of the value of the assets securing such indebtedness, and be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of Providence’s non-guarantor subsidiaries.

The Indenture contains covenants that, among other things, restrict Providence’s ability and the ability of its restricted subsidiaries to, among other things: incur additional indebtedness or issue disqualified capital stock; make certain investments; create or incur certain liens; enter into certain transactions with affiliates; merge, consolidate, amalgamate or transfer substantially all of its assets; agree to dividend or other payment restrictions affecting its restricted subsidiaries; and transfer or sell assets, including capital stock of its restricted subsidiaries. These covenants, however, are subject to a number of important exceptions and qualifications, and certain covenants may be suspended in the event the Notes are assigned an investment grade rating from two of three ratings agencies.

The Indenture also provides that the Notes may become subject to redemption under certain circumstances, including if the escrowed property has not been released from the escrow account in connection with the consummation of the acquisition of the Simplura Group. Providence may redeem the Notes, in whole or in part, at any time on or after November 15, 2022, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. In addition, Providence may redeem the Notes, in whole or in part, at any time prior to November 15, 2022, at a price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption plus a “make-whole” premium set forth in the Indenture. In addition, Providence may redeem up to 40% of the Notes prior to November 15, 2022, at a redemption price of 105.875% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, with the proceeds of certain equity offerings, subject to certain conditions. At any time prior to November 15, 2022, during each calendar year, Providence may redeem up to 10% of the aggregate principal amount of the Notes at a purchase price equal to 103% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

The foregoing is a summary and is qualified by reference to the Indenture, which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
4.1	Indenture dated as of November 4, 2020, between The Providence Service Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: November 10, 2020	By:	/s/ Kathryn Stalmack
Name: Kathryn Stalmack Title: Senior Vice President, General Counsel